Exhibit 99.1

Global Capacity to Sell Off-Net Circuit Assets

Sale Enables Company to Focus on Core Business Strategies in 2010

CHICAGO, January 5, 2010 – Global Capacity (parent: Capital Growth Systems, Inc. (OTC Bulletin Board: CGSY)), the world’s leading telecommunications information and logistics company, today announced it has signed a definitive agreement to sell certain assets, consisting of customer contracts for off-net circuits, to Global Telecom and Technology, Inc. (GTT). Details of the agreement can be found in the Form 8-K filed by the Company on January 5, 2010. The transaction is subject to customary closing conditions, including the approval of the Federal Communications Commission. Global Capacity expects the transaction to close in the first quarter of 2010. By migrating its existing off-net circuit customers to GTT, Global Capacity has insured that those customers continue to receive the support and service they have grown accustomed to.

This agreement, which improves the Company’s balance sheet through the sale of non-core assets, is made in support of Global Capacity’s 2010 strategic plan which focuses on the Company’s high growth, high margin product sets: Information Solutions and Network Solutions. These products, powered by the Company’s core intellectual property and systems, enable clients to manage the complexities and control the costs of access networks globally. Information Solutions leverage the world’s only global access pricing system to deliver tariff pricing solutions, custom pricing solutions, and network optimization consulting services. Network Solutions utilize the Company’s information assets, coupled with world class execution capability, to seamlessly deliver One Marketplace (Global Capacity’s flagship network offering which experienced greater than 160% growth in 2009), as well as network novation, network engineering, and remote network management services.

Cowen and Company and Capstone Investments served as financial advisors to Global Capacity on this transaction. The balance sheet improvements resulting from the sale of the non-core off-net circuit business enable Global Capacity to invest in aggressive growth of its core products in 2010.

“This agreement is a critical step in aligning the resources and focus of Global Capacity behind our core products, including our One Marketplace strategy,” said Patrick Shutt, Global Capacity Chief Executive Officer. “The balance sheet improvements affected by this agreement enable Global Capacity to focus on executing our high growth, high margin product strategies, while insuring continuity of service for our current off-net customers. It is a win-win scenario for Global Capacity, for GTT, and most importantly, for our customers. We are thankful for the assistance of our investment banking partners, Cowen and Company and Capstone Investments, for helping us complete this transaction.”

About Global Capacity

Global Capacity (parent: Capital Growth Systems, Inc.) is a telecom information and logistics company providing a fully-integrated telecommunications supply chain management system that streamlines and accelerates the process of designing, pricing, building, optimizing, and managing customized communications networks. It offers a comprehensive suite of services to enterprises, systems integrators, and carrier customers worldwide. Global Capacity is headquartered in Chicago, IL, with operational centers in Waltham, MA and Manchester, England; and with offices in Houston, TX; Glastonbury, CT; New York, NY; London, England; and Lisbon, Portugal. For more information, please visit www.globalcapacity.com or contact the company at 312-673-2400.

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends, and uncertainties such as: the Company’s inability to accurately forecast its operating results; uncertainty as to the volume of business or level of profitability of network optimization contracts; the Company’s potential ability to achieve profitability or generate positive cash flow; the availability of financing; the risks associated with procuring a listing of its securities on one or more public stock markets; and other risks associated with the Company’s business. For further information on factors which could impact the Company and its subsidiaries and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SOURCE: Global Capacity

www.globalcapacity.com

Customers and Partners:

Jack Lodge

Global Capacity Chief Operating Officer

+1 781-902-5196

jlodge@globalcapacity.com

Media and Analysts:

Matt Rizzetta

Dukas Public Relations

+1 212-704-7385

matt@dukaspr.com

Investors:

Jeff Salzwedel

Salzwedel Financial Communications, Inc.

+1 503-722-7300

jeff@sfcinc.com